Exhibit 99.1

APPLIED ENERGETICS, INC.

COMMON STOCK

SUBSCRIPTION AGREEMENT

THE SHARES OF COMMON STOCK SUBSCRIBED FOR HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SHARES OF COMMON STOCK REFERRED TO HEREIN

To:	Applied Energetics, Inc.
4585 South Palo Verde Road, Suite 405

Tucson, Arizona 85714

Attention: Mr. George P. Farley, CEO

Re:	Subscription to purchase shares of

Common Stock of Applied Energetics, Inc.

Gentlemen:

The undersigned (the “Subscriber”) hereby subscribes for and agrees to purchase 10,000,000 shares of Common Stock, par value $0.001 per share (the “Common Shares”) of Applied Energetics, Inc., a Delaware corporation (the “Company”), upon the terms and conditions set forth herein (the “Agreement”) at a purchase price of $0.001 per share or $10,000 in the aggregate.

1.          Payment. Payment of such subscription price may be made, at the election of the Subscriber: (a) by Subscriber’s providing services to the Company after the date hereof having an invoiced value, as reflected on invoices to be issued to the Company after the date hereof, in the amount of $10,000; (b) by good check payable to the order of the Company or by means of a wire transfer of immediately available funds to an account designated by the Company; or (c) by a combination of the methods described in clauses (a) and (b).

2.          Issuance of Common Shares. Promptly after Subscriber has effected payment of the purchase price of the Common Shares in accordance with the provisions of Section 1, the Company will issue to the Subscriber a share certificate registered in the Subscriber’s name or in the name of its designee(s) and representing the number of Common Shares purchased by the Subscriber pursuant hereto, which certificate shall bear the legend set forth in Section 4(c) hereof, together with any other legends as may be required by applicable law.

3.           Representations, Warranties and Covenants of the Subscriber

The Subscriber hereby represents and warrants to, and acknowledges and agrees with, the Company as follows:

(a)          The Subscriber: (i) is acquiring the Common Shares solely for its own account, for investment, and not for subdivision or fractionalization thereof; (ii) has no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge to such person or entity the Common Shares or any part thereof; (iii) has no present plan to enter into any such contract, undertaking, agreement or arrangement; and (iv) is the sole party in interest with regard to its subscription hereunder.

(b)          The Subscriber has substantial experience in making investment decisions of this type and the Subscriber is aware of the fundamental risks and possible financial hazards of purchasing the Common Shares hereby subscribed for and the Subscriber acknowledges that an investment in the Company should be considered only by a sophisticated investor financially able to maintain such investor’s investment and pay taxes with respect thereto from other sources, and who can afford to lose all or a substantial part of such investment. The Subscriber acknowledges that its investment in the Company should be reviewed by the Subscriber and its investment, tax, legal, accounting and other advisors.

(c)          The Subscriber and/or the Subscriber’s advisor(s) has/have had access to or been furnished with sufficient facts and information to evaluate an investment in the Company and a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and its prospects and all such questions have been answered to the full satisfaction of the Subscriber.

(d)          The Subscriber is aware that no federal or state agency has: (i) made any finding or determination as to the fairness of this investment; (ii) made any recommendation or endorsement of the Common Shares; or (iii) guaranteed or insured any investment in the Common Shares.

(e)          The Subscriber has reviewed the Company’s public filings and is aware of the financial condition of the Company.

(f)          The Subscriber acknowledges and agrees that any and all financial projections and other forward-looking statements included in the Company’s public filings or otherwise delivered to the Subscriber by the Company or any of its representatives were provided to the Subscriber solely and exclusively for illustrative purposes and under no circumstances should any of such projections or other forward looking-statements be construed or relied upon as an indication of the Company’s future or anticipated financial performance.

(g)          The Subscriber is not investing in the Company as a result of, or subsequent to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar, or any solicitation of an investment in the Company by a person other than the Company or a representative with whom the Subscriber had a preexisting relationship in connection with other investment transactions.

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(h)          The making of an investment in the Company and the execution, delivery and performance of this Agreement and all other documents and instruments relating thereto (collectively, the “Transaction Documents”) have been duly and validly authorized by all necessary partnership action, and is not in violation of the partnership agreement of the Subscriber, and the undersigned individual executing each of the Transaction Documents on behalf of the Subscriber has the full power and authority to make such investment and execute, deliver and perform such agreements, documents and instruments.

(i)          The making of an investment in the Company by the Subscriber and the execution, delivery and performance of the Transaction Documents do not conflict with or violate any other agreement, instrument, document, court order or judgment to which the Subscriber is bound or subject and does not require the consent or approval of any other person or government agency.

(j)          The representations, warranties, and agreements of the Subscriber contained herein shall survive the execution and delivery of the Transaction Documents and an investment in the Company.

(k)          The Subscriber is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

4.           Additional Subscriber Representations on the Nature of the Common Shares; Limitations on Disposition; Legends.

The Subscriber further represents and warrants to, and acknowledges and agrees with, the Company as follows:

(a)          Restricted Securities. The Subscriber understands that the Common Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Common Shares may be resold without registration under the Act, only in certain limited circumstances. The Subscriber understands that the Company is under no obligation to register the Common Shares. In view of the foregoing and the limited market for the Company’s Common Shares, the Subscriber understands that it might need to retain its investment for a considerable period.

(b)          Further Limitations on Disposition. (i) Without in any way limiting Section 4(a), the Subscriber further agrees not to make any disposition of all or any portion of the Common Shares unless, and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 4, and:

(A)         There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(B)         (1) The Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested by the Company, the Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Common Shares under the Act.

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(ii)         Notwithstanding the provisions of clauses (i)(A) and (i)(B)(2) of Section 4(b) above, no such Registration Statement or opinion of counsel shall be necessary for a transfer by Subscriber to any of its partners or to: (A) a partner’s spouse, children or other issue; (2) a partner’s estate, beneficiaries, heirs or legal representatives or trusts created solely for the benefit of such person or such person’s spouse, children or other issue; or (3) an affiliate of such partner.

(iii)        For purposes of this Agreement, the term “affiliate” shall have the meaning set forth in Rule 405 promulgated under the Act.

(c)          Legends. It is understood that the certificates evidencing the Common Shares shall bear legends substantially as follows:

"The shares represented by this Certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, and applicable state securities laws. Such shares may not be sold or transferred in the absence of such registration or unless the Company believes that such sale or transfer is exempt from the registration and prospectus delivery requirements of said Act, and applicable state securities laws. Copies of the agreements covering the purchase of these shares and restricting their transfer may be obtained at no cost by written request made by the holder of record of this Certificate to the Secretary of the Company at the principal executive offices of the Company.”

5.          Representations and Warranties of the Company

The Company hereby represents and warrants to the Subscriber that:

(a)          Organization, Good Standing and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its property and assets and to carry on its business as currently proposed to be conducted, to execute and deliver the Transaction Documents, to issue and sell the Common Shares, and to carry out the provisions of this Agreement. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its properties, financial condition or its business as currently proposed to be conducted.

(b)          Capitalization. The authorized capital of the Company consists of the following:

(i)          Series A Convertible Preferred Stock. 2,000,000 shares of Series A Preferred Stock, par value $.001 per share, of which 107,172 are issued and outstanding as of the date hereof.

(ii)         Common Stock. 125,000,000 shares of Common Stock, of which, immediately prior to the date hereof, 91,785,520 were issued and outstanding.

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(iii) All outstanding shares of Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable, and were issued in compliance with the registration or qualification provisions of the Act and any relevant state securities laws or pursuant to valid exemptions therefrom.

(c)          Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Common Shares being sold hereunder have been taken or will be taken prior to issuance, and this Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies

(d)          Valid Issuance of Common Shares. The Common Shares being purchased by the Subscriber hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable securities laws, and, based in part upon the representations of the Subscriber in this Agreement, will be issued in compliance with the registration and qualification provisions of all applicable federal and state securities laws or pursuant to valid exemptions therefrom.

6.           Miscellaneous Provisions

(a)          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to residents of that state executing contracts wholly to be performed in that state.

(b)          Modification. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged, or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge, or termination is sought.

(c)          Assignability. This Agreement and the rights and obligations hereunder may not be transferred or assigned by the Subscriber without the prior written consent of the Company which may be withheld for any reason or no reason.

(d)          Binding Effect. This Agreement shall be binding upon the Subscriber and its successors-in-interest, heirs and personal representatives.

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(e)          Severability. If any provision of this Agreement or any part hereof or the application hereof to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the remainder of such provision or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby and each provision of this Agreement shall remain in full force and effect to the fullest extent permitted by law. The parties also agree that if any portion of this Agreement, or any part hereof or application hereof, to any person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, then such objectionable provision shall be deemed modified to the extent necessary so as to make it valid, reasonable and enforceable including, without limitation, modification of the power of attorney granted to the Agent hereunder.

(f)          Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, agreements, commitments, contracts or understandings with respect thereto and no modification, alteration or amendment to this Agreement may be made unless the same shall be in writing and signed by both of the parties hereto.

(g)          Waivers. No failure by either party to exercise any of such party’s rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver by either party to demand exact compliance with the terms hereof. Waiver by either party of any particular default by the other party shall not affect or impair such party’s rights in respect to any subsequent default of the same or a different nature, nor shall any delay or omission of either party to exercise any rights arising from any default by the other party affect or impair such party’s rights as to such default or any subsequent default.

(h)          Exclusive Jurisdiction. All actions and proceedings arising out of, or relating to, this Agreement shall be heard and determined in any state or federal court sitting in the county of New York, New York. Each of the Company and Subscriber, by execution and delivery of this Agreement: (i) expressly and irrevocably consent and submit to the personal jurisdiction of any of such courts in any such action or proceeding; and (ii) waive any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

(i)          Expenses. Each of the Company, on the one hand, and Subscriber, on the other, will pay all of their own costs and expenses incident to the negotiation and preparation of this Agreement.

(j)          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. The transmission of a signed counterpart electronically or by facsimile shall be treated as the delivery of the original thereof.

(k)          Interpretation

(i)           The Section headings herein are for convenience of reference only and shall not be used to construe the meaning of any provision of this Agreement.

(ii)         Any word or term used in this Agreement in any form shall be masculine, feminine, neuter, singular or plural, as proper reading requires. The words Aherein@, Ahereof@, Ahereby@ or Ahereto@ shall refer to this Agreement unless otherwise expressly provided. Any reference herein to a Section or any exhibit or schedule shall be a reference to a Section of, and an exhibit or schedule to, this Agreement unless the context otherwise requires.

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(iii)        The parties hereto agree that there shall be no presumption that ambiguities, if any, in this Agreement shall be resolved against either party. Any controversy over the construction of this Agreement shall be decided neutrally and without regard to events of authorship or negotiation.

(l)          Access to Counsel; Voluntary Execution. Each party hereto acknowledges that it understands the terms of this Agreement, that it has consulted with (or has been advised of its right to consult with) an attorney of its choosing in connection with the negotiation of this Agreement, and that it is entering into this Agreement knowingly and voluntarily and without duress, coercion or undue influence of any kind.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Subscriber and the Company have executed and delivered this Subscription Agreement as of February ___, 2016.

APPLIED ENERGETICS, INC.

By:
Name:
Title:

STEIN RISO MANTEL MCDONOUGH, LLP

By:
Name:
Title:

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